UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 22, 2007

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)	Resignation of Directors

On February 22, 2007, Michael R. Cannon submitted notice of his resignation as a director of Seagate, effective immediately. Mr. Cannon’s resignation is due to the demands of his new role at Dell, and is not as a result of any disagreements with Seagate’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in any such filing.

During the next seven days, Seagate executives will be participating in Regulation FD compliant investment conferences and one-on-one meetings with investors and will be communicating the following information relative to the March 2007 quarter:

•	Demand, in aggregate, is as expected;

•

Pricing, in aggregate, is anticipated to be within the company’s expectations when the quarter began. Favorability to plan in other areas is offsetting a somewhat higher than expected rate of price decline in the notebook market; and

•

The company remains comfortable with the financial guidance provided on January 23, 2007 and believes the guidance reflects the normal seasonal patterns in industry demand that occur in a March quarter.

Given the typical shipment profile for a March quarter, the demand and pricing environment during the remainder of the quarter will heavily influence the company’s actual financial performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: February 26, 2007	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary